Exhibit 99.1

Tripadvisor Provides Second Quarter 2020 Financial Update

NEEDHAM, Mass., June 22, 2020 /PRNewswire/ --  In light of the extraordinary circumstances related to the COVID-19 pandemic, Tripadvisor, Inc. (NASDAQ: TRIP) (“Tripadvisor” or the “Company”) provided a business update regarding its (1) business trends, (2) expense management, (3) Adjusted EBITDA expectations, and (4) liquidity. Tripadvisor does not expect to provide such intra-quarter updates in the future.

Business Trends - Since the second half of Q1 2020, actions instituted by government authorities to limit the spread of COVID-19 have impacted consumers’ willingness to research, purchase, and consume travel. While still down significantly year-over-year, Tripadvisor monthly unique users have improved since April. In April and May monthly unique users were approximately 33% and 45% of last year’s comparable period, respectively, and May monthly unique users increased approximately 38% versus April. Based on June trends month-to-date, the Company estimates that June year-over-year monthly unique user performance will improve versus May. Monthly unique users is a metric the Company uses to understand consumers’ demand for travel.

As referenced in Tripadvisor’s first quarter shareholder letter dated May 7, 2020, in the back half of March and through April, significant year-over-year revenue declines generally stabilized across the Company’s segments and products. April and May consolidated year-over-year revenue performance was approximately 10% of last year’s comparable period and the Company currently expects June revenue will approach 20% of last year’s comparable period. While the Company continues to expect year-over-year revenue performance for the quarter ended June 30, 2020 will be materially worse than such performance for the quarter ended March 31, 2020, the Company continues to expect some sequential quarter-over-quarter revenue improvement versus Q2 2020 starting in Q3 2020.

Expense Management - In the Company’s earnings release for Q1 2020, the Company also announced a number of cost measures that it had taken, or was in the process of taking, in order to significantly reduce fixed and variable expenses and reinforce its financial position. By enacting significant workforce reductions and managing variable costs approximately in line with demand, the Company remains on track to deliver these announced cost savings.

Adjusted EBITDA - In its Q1 earnings release, the Company disclosed its expectation for “significantly negative” adjusted EBITDA for Q2 2020. Given the modestly improving business trends in May versus April, and June month-to-date versus May, as well as the cost measures taken to significantly reduce fixed and variable costs, the Company currently estimates that its Adjusted EBITDA loss for Q2 2020 will be approximately $85 million.

Liquidity - As of May 31, 2020, the Company had $693 million of cash and cash equivalents, which represents a decrease of $105 million compared to the cash and cash equivalents balance at March 31, 2020. The decrease was driven by negative operating profit as well as working capital movements, which include payments related to restructuring costs and a reduction in deferred merchant payables mainly from refunds. As a result of concerted cost reduction measures enacted year-to-date, the Company continues to believe the business has sufficient liquidity to withstand an extended period of revenue disruption and remains confident in its ability to remain compliant with its debt covenants in 2020 and through 2021. The Company may consider capital raising options in the future.

While it remains difficult to forecast the recovery path and when the travel market will regain pre-COVID levels, the Company remains confident travel will rebound and that the Company is well positioned to respond to any scenarios that could evolve. The Company continues to believe it will play a critical role in that recovery and beyond by continuing to actively support its consumers, partners and employees worldwide.

Tripadvisor expects to release financial results for the second quarter ended June 30, 2020 in early August.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain words, when used, are intended to identify forward-looking statements. Those words include, but are not limited to, the following:  “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “target,” “result”, “should,” “will,” and similar expressions which do not relate solely to historical matters. Among others, statements regarding management’s expectations for future business trends, cost savings, Adjusted EBITDA, liquidity, and capital raises are forward-looking statements. We caution investors that any forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the severity and duration of the coronavirus outbreak, the related impact on people's ability and willingness to travel, future decline in our travel demand and increase in customer cancellations, further declines or disruptions in the economy in general and travel industry, in particular, our ability to implement cost-savings measures and the other risks and uncertainties more fully described in Part II. Item 1A. "Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures

This communication includes references to forecasted adjusted EBITDA, which is considered a non-GAAP financial measure as it is not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). This non-GAAP financial measure is not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP. We have not reconciled forecasted adjusted EBITDA to projected GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the forecasted non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

About Tripadvisor

Tripadvisor, the world's largest travel platform*, helps 463 million travelers each month** make every trip their best trip. Travelers across the globe use the Tripadvisor site and app to browse 860 million reviews and opinions of 8.7 million accommodations, restaurants, experiences, airlines and cruises. Whether planning or on a trip, travelers turn to Tripadvisor to compare low prices on hotels, flights and cruises, book popular tours and attractions, as well as reserve tables at great restaurants. Tripadvisor, the ultimate travel companion, is available in 49 markets and 28 languages.

The subsidiaries and affiliates of Tripadvisor, Inc. (NASDAQ:TRIP) own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.airfarewatchdog.com, www.bokun.io, www.bookingbuddy.com,

www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, and www.bookatable.co.uk), www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.singleplatform.com, www.smartertravel.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: Jumpshot for Tripadvisor Sites, worldwide, November 2019

** Source: Tripadvisor internal log files, average monthly unique visitors, Q3 2019

TRIP-G

Investors

(781) 800.5383

ir@tripadvisor.com

Media

(781) 800.5237

uspr@tripadvisor.com

SOURCE: Tripadvisor